Exhibit 10.2

HESS CORPORATION 2008 LONG-TERM INCENTIVE PLAN
Performance Award Agreement

Participant:	FIRST NAME – LAST NAME
Grant Date:	DATE
Number of Performance Shares:	# OF PERFORMANCE SHARES

* * * * *

This PERFORMANCE AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between HESS CORPORATION, a Delaware corporation (the “Corporation”), and the Participant specified above, pursuant to the Shareholder Value Program under the Hess Corporation 2008 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”).

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Corporation to grant the Performance Award provided for herein to the Participant as an inducement to remain in the employment of the Corporation (and/or any Subsidiary), and as an incentive for improved performance toward corporate goals during such employment;

WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of a Performance Award in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Performance Award on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows.

1.           Incorporation By Reference; Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly not intended to apply to the grant of the Performance Award hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if each were expressly set forth mutatis mutandis herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan.  The Participant hereby acknowledges receipt of a prospectus describing the Plan and the Awards thereunder and that he has read it carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.           Grant of Performance Award.  Pursuant to the provisions of the Plan, the Corporation as of the date set forth above (the “Grant Date”) has granted to the Participant, and hereby evidences the grant to the Participant of, subject to the terms and conditions set forth herein and in the Plan, a Performance Award consisting of the number of Performance Shares specified above.  A Performance Share is an unfunded and unsecured obligation to deliver up to two Shares (or a portion thereof) or the cash equivalent thereof (determined in accordance with Section 3), subject to the terms and conditions of this Agreement and those of the Plan.  References herein to Performance Shares are to the Performance Shares comprising such Performance Award granted pursuant to this Agreement.

3.           Payment of Earned Performance Shares.  Subject to the provisions of Section 5 and Section 6, after the end of the Performance Cycle described in Section 4(a), the Committee shall certify in writing on the date (the “vesting date”) of its first regular meeting following the end of the Performance Cycle whether, and to what extent, the performance goal set forth in Section 4(b) has been achieved and determine and certify in writing the number of Performance Shares earned pursuant to Section 4.  The number of such Performance Shares so earned shall be paid by the Corporation as soon as administratively practicable after the vesting date; provided that in no event shall such payment be made later than March 15 of the calendar year that immediately follows the last day of the Performance Cycle.  To the extent that the Performance Shares are not earned pursuant to Section 4, such Performance Shares shall be forfeited.  Payments hereunder shall be made in Shares, unless the Committee, in its sole discretion, affirmatively determines that such payments shall be made in cash, or a combination of Shares and cash.  If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the trading date immediately prior to the date of such payment, less applicable tax withholdings in accordance with Section 12.03 of the Plan.

4.           Vesting Criteria Applicable to Performance Shares.

(a)           Performance Cycle.  The Performance Cycle for the Performance Award granted pursuant to this Agreement shall commence on January 1, 2012, and shall end on December 31, 2014.

(b)           Performance Goal.  The performance goal for the Performance Cycle is the total return per Share to the Corporation’s shareholders, inclusive of dividends paid, during the Performance Cycle in comparison to the total return per share of common stock, inclusive of dividends paid, during the Performance Cycle achieved by the companies that are listed in Exhibit A attached hereto (such companies, the “Comparison Companies”), as set forth in this Section 4(b).  For purposes of this Agreement, such total shareholder return (“Total Shareholder Return”) for the Corporation and each of the Comparison Companies shall be measured by dividing (A) the sum of (1) the dividends paid (regardless of whether paid in cash or property) on the common stock of such company during the Performance Cycle, assuming reinvestment of such dividends in such stock (based on the closing price of such stock on the date such dividend is paid), plus (2) the difference between the average closing price of a share of such company's common stock on the principal United States exchange on which the stock trades for the 60  trading days occurring immediately prior to the first day of the Performance Cycle (the “Beginning Average Value”) and the average closing price of a share of such stock on the principal United States exchange on which the stock trades for the 60 trading days immediately prior to and including the last day of the Performance Cycle (appropriately adjusted for any stock dividend, stock split, spin-off, merger or other similar corporate events), by (B) the Beginning Average Value.  For the avoidance of doubt, it is intended that the foregoing calculation of Total  Shareholder Return shall take into account not only the reinvestment of dividends in a share of common stock of the Corporation and any Comparison Company but also capital appreciation or depreciation in the shares deemed acquired by such reinvestment.  All determinations under this Section 4 shall be made by the Committee.

(c)           Percentage of Performance Shares Earned.  Except as provided in Section 6, the Performance Shares shall be earned based on where the Corporation’s Total Shareholder Return during the Performance Cycle ranks in comparison to the Total Shareholder Returns of the Comparison Companies during the Performance Cycle.  As soon as practicable after the completion of the Performance Cycle, the Total Shareholder Returns of the Corporation and each of the Comparison Companies shall be calculated and ranked from first to last (the “TSR Ranking”).  The extent to which Performance Shares shall become earned on the vesting date described in Section 3 shall be based on the TSR Ranking attained by the Corporation.  The percentage of Performance Shares earned (the “Percentage of Performance Shares Earned”) shall be the percentage set forth in the Percentage of Performance Shares Earned column of the schedule set forth in Exhibit B attached hereto that corresponds to the TSR Ranking attained by the Corporation set forth in the TSR Ranking column of such schedule.  The number of Performance Shares earned shall be the product of the number of Performance Shares set forth in Section 2 multiplied by the Percentage of Performance Shares Earned.  If at any time during the Performance Cycle, a Comparison Company is acquired, ceases to exist, ceases to be a publicly-traded company, files for bankruptcy, spins off 50% or more of its assets (except as otherwise provided in Exhibit A), or sells all, or substantially all, of its assets, such Comparison Company shall be removed and treated as if it had never been a Comparison Company.  The Total Shareholder Returns of the Corporation and the remaining Comparison Companies shall be ranked from first to last, and the Percentage of Performance Shares Earned shall be determined as described in this Section 4(c) based on the Corporation's TSR Ranking among the remaining Comparison Companies:  (i) to the extent the number of Comparison Companies plus the Corporation is reduced to 15, 14 or 13, in accordance with the percentage corresponding to Corporation’s TSR Ranking as set forth in Exhibit C-1, C-2 or C-3 attached hereto, respectively, and (ii) to the extent that the number of Comparison Companies plus the Corporation is reduced to fewer than 13, in accordance with the percentage corresponding to the Corporation’s TSR Ranking as set forth in Exhibit C-3, provided that (1) the Committee may use its negative discretion, consistent with Code Section 162(m), to reduce the Percentage of Performance Shares Earned corresponding to such TSR Ranking of the Corporation such that the Percentage of Performance Shares Earned shall be as reasonably commensurate as possible with the Percentage of Performance Shares Earned that would have resulted if the number of Comparison Companies plus the Corporation had been 13, and (2) if the Corporation ranks last among the remaining Comparison Companies, the Percentage of Performance Shares Earned shall be 0%.  Notwithstanding the foregoing provisions of this Section 4(c)

to the contrary, if the Corporation’s Total Shareholder Return during the Performance Cycle is negative, the Percentage of Performance Shares Earned shall not exceed 100%.

5.           Termination of Employment.  Except as provided in this Section 5, the Participant shall not have any right to any payment hereunder unless the Participant is employed by the Corporation or a Subsidiary on the vesting date pursuant to Section 3.

(a)           Death, Permanent Total Disability or Normal Retirement.  If (i) the Participant’s employment with the Corporation or any Subsidiary terminates prior to the vesting date pursuant to Section 3 by reason of the Participant’s death, permanent total disability or normal retirement under the Corporation's Employees' Pension Plan or any successor plan thereto or any similar plan maintained by a Subsidiary in which the Participant participates (such applicable pension plan, the “Pension Plan”), and (ii) at the time of such termination due to normal retirement, as applicable, the Participant shall have completed at least five years of continuous service with the Corporation or any Subsidiary, the Participant shall be entitled to receive the same payment, if any (without pro-ration), in respect of the Performance Shares as would have been payable, and at the same time and subject to the same conditions, had the Participant’s employment continued until such vesting date.  The existence and date of permanent total disability shall be determined by the Committee and its determination shall be final and conclusive.

(b)           Other than Death, Permanent Total Disability or Normal Retirement.  If the Participant’s employment with the Corporation or any Subsidiary terminates prior to the vesting date pursuant to Section 3 for any reason other than the Participant’s death, permanent total disability or normal retirement under the Pension Plan, all of the Performance Shares and the Participant’s rights with respect thereto shall be immediately forfeited and cancelled without further action by the Corporation or the Participant as of the date of such termination of employment.

(c)           Early Retirement.  Notwithstanding Section 5(b), if (i) the Participant’s employment with the Corporation or any Subsidiary terminates prior to the vesting date pursuant to Section 3 by reason of the Participant’s early retirement under the Pension Plan, and (ii) at the time of such termination, the Participant shall have completed at least five years of continuous service with the Corporation or any Subsidiary, the Committee, in its sole discretion, may (but is not obligated to) determine that the Participant shall be entitled to receive the same payment, if any, in respect of the Performance Shares as would have been payable, and at the same time and subject to the same conditions, had the Participant’s employment continued until such vesting date, provided that such payment shall be pro-rated based on the number of calendar days of the Performance Cycle elapsed through the date of such early retirement.

(d)           Forfeiture Following Early Retirement.  Notwithstanding any other provision of this Agreement to the contrary, if, following termination of the Participant’s employment with the Corporation or any Subsidiary due to early retirement, as described in Section 5(c) where the Committee has previously determined that the Participant shall be entitled to receive any payments in respect of the Performance Shares in accordance with Section 5(c), the Committee determines in its good faith discretion that the Participant shall have engaged in any Prohibited Activity (as hereinafter defined) at any time during the time through the otherwise applicable vesting date with respect to the Performance Cycle, all of the Performance Shares and the Participant’s rights with respect thereto shall be immediately forfeited and cancelled without further action by the Corporation or the Participant as of the date on which the Participant shall have first entered into such Prohibited Activity.  This Section 5(d) shall not constitute the Corporation’s exclusive remedy for the Participant’s engagement in any Prohibited Activity, and the Corporation may seek any additional legal or equitable remedy, including injunctive relief, in any such circumstances.  If any provision contained in this Section 5(d) shall be held by any court of competent jurisdiction to be unenforceable, void or invalid, the parties intend that such provision be modified to make it valid and enforceable to the fullest extent permitted by law.  If any such provision cannot be modified to be valid and enforceable, such provision shall be severed from this Agreement and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions.  Notwithstanding any other provision of this Section 5(d) to the contrary, upon the occurrence of a Change of Control, the foregoing provisions of this Section 5(d) shall automatically terminate and cease to apply with respect to any Performance Shares that are outstanding and have not previously been forfeited under this Section 5(d).  For purposes of this Agreement:

(i)           “Prohibited Activity” shall mean either Competitive Activity or Interference.

(ii)           “Competitive Activity” shall mean that the Participant, directly or indirectly, in any manner or capacity, shall be employed by, serve as a director or manager of, act as a consultant to or maintain any material ownership interest in, any E&P Company or M&R Company that competes with the business of the Corporation or any Subsidiary or affiliate thereof in geographical areas in which the Participant is aware that the Corporation or any Subsidiary or affiliate is engaged, or is considering engaging, unless the Committee agrees to such activity of the Participant in writing; provided, however, that the Participant’s ownership solely as an investor of less than 1% of the outstanding securities of any publicly-traded securities of any E&P Company or M&R Company shall not, by itself, be considered to be Competitive Activity.

(iii)           “Interference” shall mean that the Participant shall, directly or indirectly, interfere with the relationship between the Corporation or any Subsidiary or affiliate of the Corporation and any person (including, without limitation, any business or governmental entity) that to the Participant’s knowledge is, or was, a client, customer, supplier, licensee or partner of the Corporation or any Subsidiary, or had any other business relationship with the Corporation or any Subsidiary.

(iv)           “E&P Company” shall mean any business which is engaged in the business of exploring for, or developing or producing, crude oil or natural gas.

(v)           “M&R Company” shall mean any business which is engaged in the manufacture, generation, purchase, marketing or trading of refined petroleum products, natural gas or electricity.

6.           Change of Control.  Notwithstanding anything in Section 3, 4, 5(a) or 5(c) to the contrary, in the event a Change of Control occurs during the Performance Cycle, the Corporation’s Total Shareholder Return, TSR Ranking and the Percentage of Performance Shares Earned shall be determined in accordance with Section 4 for the portion of the Performance Cycle that ends on the date immediately prior to the date of the Change of Control.  Provided that the Performance Shares have not been forfeited pursuant to Section 5 prior to the date of the Change of Control, the number of the Performance Shares earned shall be the sum of (a) the product of the number of Performance Shares set forth in Section 2, multiplied by a fraction, the numerator of which is the number of calendar days of the Performance Cycle that elapse through the date immediately prior to the date of the Change of Control and the denominator of which is the full number of calendar days during the Performance Cycle, multiplied by the Percentage of Performance Shares Earned, plus (b) the product of the number of Performance Shares set forth in Section 2, multiplied by a fraction, the numerator of which is the number of calendar days remaining in the Performance Cycle on and following the date of the Change of Control and the denominator of which is the full number of calendar days during the Performance Cycle.  Such number of earned Performance Shares shall be paid in cash on, or within 5 business days after, the date of such Change of Control based on the Change of Control Price; provided, however, that if such Change of Control does not constitute a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5), then any amounts payable under this Section 6 that constitute a “deferral of compensation” under Code Section 409A shall be made at the time specified in Section 2 as if such Change of Control had not occurred.

7.           Dividend Equivalents.  With respect to the number of Performance Shares set forth in Section 2, the Participant shall be credited with Dividend Equivalents with respect to each such Performance Share equal to the amount per Share of any ordinary cash dividends declared by the Board with record dates during the period beginning on the first day of the Performance Cycle and ending on the earliest to occur of:  (a) the last day of the Performance Cycle; (b) the date of a Change of Control and (c) the date such Performance Share terminates or is forfeited under Section 3 or Section 5.  The Corporation shall pay in cash to the Participant an amount equal to the product of (i) sum of the aggregate amount of such Dividend Equivalents credited to the Participant, plus interest at a short-term rate determined by the Committee that accrues on the amount of such Dividend Equivalents from the date each such Dividend Equivalent is credited hereunder until the date of such payment, multiplied by (ii) the Percentage of Performance Shares Earned, such amount to be paid as and when the related Performance Shares are paid in accordance with Section 3 or Section 6, as applicable.  Any Dividend Equivalents (and any accrued interest thereon) shall be forfeited as and when the related Performance Shares are forfeited in accordance with Section 3 or Section 5.

8.           No Rights as a Shareholder.  Until shares of Common Stock are issued, if at all, in satisfaction of the Corporation’s obligations under this Agreement, in the time and manner specified in Section 3 or 6, the Participant shall have no rights as a shareholder as to the Shares underlying the Performance Shares.

9.           Beneficiary.  The Participant may designate the beneficiary or beneficiaries to receive any payments which may be made in respect of the Performance Shares after the Participant’s death.  Any such designation shall be made by the Participant in writing on a beneficiary designation form provided by or on behalf of the Corporation and (unless the Participant has waived such right) may be changed by the Participant from time to time by filing a new beneficiary designation form as provided therein.  If the Participant does not designate a beneficiary or if no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the legal representative of his estate.

10.           Tax Withholding.  No payment of Shares or cash in respect of the Performance Shares shall be made unless and until the Participant (or his or her beneficiary or legal representative) shall have made arrangements satisfactory to the Committee for the payment of any amounts required to be withheld with respect thereto under all present or future federal, state, local and non-United States tax laws and regulations and other laws and regulations in accordance with Section 12.03 of the Plan.  The Corporation shall have the right to deduct from all amounts paid to the Participant in cash in respect of Performance Shares any such amounts.  In the case of any payments of Performance Shares in the form of Shares, unless the Participant elects otherwise in advance in writing or is prohibited by law, upon payment of such Shares, such number of such Shares as shall be necessary to pay such amounts shall be sold by the Corporation or its designee on the Participant’s behalf, and the proceeds thereof shall be delivered to the Corporation for remittance to the appropriate governmental authorities.  In the event the Committee determines that any amounts are required to be withheld in respect of the Performance Shares prior to payment of such Performance Shares, the Participant shall thereupon pay to the Corporation in cash the full amount so required to be withheld.

11.           Limitations; Governing Law.  Nothing herein or in the Plan shall be construed as conferring on the Participant or anyone else the right to continue in the employ of the Corporation or any Subsidiary.  The rights and obligations under this Agreement are governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

12.           Non-transferability.  Except as otherwise provided by Section 8, the Performance Shares, and any rights and interests with respect thereto, may not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or the Participant’s beneficiary), and may not be pledged or encumbered in any way by the Participant (or the Participant’s beneficiary), and shall not be subject to execution, attachment or similar legal process.

13.           Entire Agreement; Amendment.  This Agreement (including the Plan which is incorporated herein by reference) contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties hereto relating to such subject matter.  The Board has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate the Plan, and the Committee has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially impair the Participant’s previously accrued rights under this Agreement or the Plan without the Participant’s consent, except as otherwise provided in Section 11 of the Plan.  This Agreement may also be modified, amended or terminated by a writing signed by the Participant and the Corporation.

14.           Notices.  Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a)           If the notice is to the Corporation, to the attention of the Secretary of Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, or at such other address as the Corporation by notice to the Participant may designate in writing from time to time.

(b)           If the notice is to the Participant, at the Participant’s address as shown on the Corporation's records, or at such other address as the Participant, by notice to the Corporation, may designate in writing from time to time.

15.           Compliance with Laws.  The issuance of any Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and the respective rules and regulations promulgated thereunder), any applicable rules of any exchange on which the Common Stock is listed (including, without limitation, the rules and regulations of the New York Stock Exchange), and any other law, rule or regulation applicable thereto.  The Corporation shall not be obligated to issue any of the Common Stock subject to this Agreement if such issuance would violate any such requirements and if issued shall be deemed void ab initio.

16.           Binding Agreement; Further Assurances.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

17.           Counterparts; Headings.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.           Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19.           Terms of Employment. The Plan is a discretionary plan.  The Participant hereby acknowledges that neither the Plan nor this Agreement forms part of the Participant’s terms of employment and nothing in the Plan may be construed as imposing on the Corporation or any Subsidiary a contractual obligation to offer participation in the Plan to any employee of the Corporation or any Subsidiary.  Neither the Corporation nor any Subsidiary is under any obligation to grant any further Awards to the Participant under the Plan.  If the Participant ceases to be an employee of the Corporation or any Subsidiary for any reason, the Participant shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate the Participant for the loss of any rights under this Agreement or the Plan.  The Participant also acknowledges that the Corporation has adopted a policy prohibiting recipients of equity awarded from the Corporation, including the Performance Shares, from trading in equity derivative instruments to hedge the economic risks of holding  Corporation common stock or interests therein.  The Participant hereby acknowledges that he will abide by such policy in all respects.

20.           Data Protection.  By signing this Agreement, the Participant hereby consents to the holding and processing of personal data provided by the Participant to the Corporation for all purposes necessary for the operation of the Plan.  These include, but are not limited to:

(a)           administering and maintaining the Participant’s records;

(b)           providing information to any registrars, brokers or third party administrators of the Plan; and

(c)           providing information to future purchasers of the Corporation or the business in which the Participant works.

21.           Code Section 409A.  Payment of the Performance Shares and this Agreement are intended to comply with, or be exempt from, Section 409A of the Code, and shall be administered and construed in accordance with such intent. Accordingly, the Corporation shall have the authority to take any action, or refrain from taking any action, with respect to this Agreement that it determines is necessary or appropriate to ensure compliance with, or exemption from, Code Section 409A (provided that the Corporation shall choose the action that best preserves the value of payments provided to the Participant under this Agreement that is consistent with Code Section 409A).  In furtherance, but not in limitation, of the foregoing:

(a)           in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder;

(b)           if at the time of the Participant’s separation from service, the Corporation determines that the Participant is a “specified employee” within the meaning of Code Section 409A, payments, if any, hereunder that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed and all such delayed payments shall be paid in full upon the earlier to occur of (i) a date during the thirty-day period commencing six months and one day following such separation from service and (ii) the date of the Participant’s death, provided that such delay shall not apply to any payment that is excepted from coverage by Code Section 409A, such as a payment covered by the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4); and

(c)           notwithstanding any other provision of this Agreement to the contrary, a termination or retirement of Participant's employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payments hereunder that constitute a “deferral of compensation” under Code Section 409A that become due on account of such separation from service.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has also executed this Agreement and acknowledged receipt of other related materials including the Plan prospectus, all as of the Grant Date.

HESS CORPORATION
By:	______________________________
Name:
Title:
[NAME OF PARTICIPANT] ___________________________________

Exhibit A

Comparison Companies

•	Anadarko Petroleum Corporation
•	Apache Corporation
•	BP plc
•	Chevron Corporation
•	ConocoPhillips Company *
•	Devon Energy Corporation
•	EOG Resources, Inc.
•	Exxon Mobil Corporation
•	Marathon Oil Corporation
•	Murphy Oil Corporation
•	Occidental Petroleum Corporation
•	Royal Dutch Shell plc
•	Statoil ASA
•	Talisman Energy Inc.
•	Total S.A.

*
It is intended that upon any reorganization in which this company is split into a separate exploration and production company and a separate marketing and refining company, the Comparison Companies listed herein shall include such exploration and production company, but not such marketing and refining company, and the readjusted historical common stock prices and dividends of such exploration and production company shall be used for computing the Total Shareholder Return of such company.

Exhibit B

Percentage of Performance Shares Earned Schedule

Use this schedule if number of Comparison Companies plus the Corporation is 16:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	200%
4th	200%
5th	175%
6th	150%
7th	125%
8th	100%
9th	88%
10th	75%
11th	63%
12th	50%
13th	0%
14th	0%
15th	0%
16th	0%

Exhibit C-1

Percentage of Performance Shares Earned Schedule

Use this schedule if number of Comparison Companies plus the Corporation is 15:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	200%
4th	200%
5th	175%
6th	150%
7th	125%
8th	100%
9th	83%
10th	67%
11th	50%
12th	0%
13th	0%
14th	0%
15th	0%

Exhibit C-2

Percentage of Performance Shares Earned Schedule

Use this schedule if number of Comparison Companies plus the Corporation is 14:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	200%
4th	175%
5th	150%
6th	125%
7th	100%
8th	88%
9th	75%
10th	63%
11th	50%
12th	0%
13th	0%
14th	0%

Exhibit C-3

Percentage of Performance Shares Earned Schedule

Use this schedule if number of Comparison Companies plus the Corporation is 13:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	200%
4th	175%
5th	150%
6th	125%
7th	100%
8th	83%
9th	67%
10th	50%
11th	0%
12th	0%
13th	0%

16